Travel Ports of America, Inc.
                          3495 Winton Place, Building C
                            Rochester, New York 14623


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

                                October 27, 1998



The Annual Meeting of the Shareholders of Travel Ports of America, Inc., a New York corporation, will be held at the Holiday Inn Rochester South/Holidome, 1111 Jefferson Road, Rochester, New York 14623, on Tuesday, October 27, 1998, at 9:00 a.m. (local time), for the purpose of considering and acting upon the following:

      1. The election of directors;

      2. The transaction of such other business as properly may come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on September 11, 1998 are entitled to notice of and to vote at the meeting.

Shareholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend, you are urged to sign, date and return promptly the enclosed proxy in the accompanying envelope.


By Order of the Board of Directors





William Burslem III
Secretary



September 30, 1998














                          TRAVEL PORTS OF AMERICA, INC.
                          3495 Winton Place, Building C
                            Rochester, New York 14623

                                 PROXY STATEMENT

               FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 27, 1998

      This proxy statement is furnished to the shareholders of Travel Ports of America, Inc. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held October 27, 1998, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
      Whether or not you expect to be personally present at the meeting, you are requested to fill in, sign, date, and return the enclosed form of proxy. Any person giving such proxy has the right to revoke it at any time before it is voted. All shares represented by duly executed proxies in the accompanying form will be voted unless they are revoked prior to the voting thereof.
      The close of business on September 11, 1998 is the record date for the determination of shareholders entitled to vote at the Annual Meeting of the Shareholders. The stock transfer books will not be closed. As of August 6, 1998, there were outstanding and entitled to be voted at such meeting 6,534,767 shares of Common Stock. The holders of the Common Stock are entitled to one vote for each share of Common Stock held on the record date.
      A copy of the Company's Annual Report to Shareholders for the fiscal year ended April 30, 1998, has been included with this proxy statement and the accompanying proxy.
      The solicitation of the accompanying proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. In addition, solicitation of proxies may be made by telephone or telegram by officers or regular employees of the Company.
                              ELECTION OF DIRECTORS
Nominees for Election as Directors

      Seven directors of the Company are to be elected to hold office until the next annual election and until their respective successors have been duly elected and qualified. Certain information with respect to the nominees for election of directors proposed by the Company is set forth below. Should any one or more of the persons named be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend.
      The Board of Directors recommends a Vote FOR the election of all nominees for director.

Biographical Summaries of Nominees
                                                                    Served as
Name, Principal Occupation                              Age      Director Since
E. Philip Saunders, Chairman of The Board of Directors
      of the Company and Chief Executive Officer        61            1979
John M. Holahan, President of the Company               58            1979
William Burslem III, Vice President, Secretary and
      Treasurer of the Company                          54            1991
Dante Gullace, Attorney-at-Law *                        66            1979
William A. DeNight, Independent Business Consultant     64            1986
John H. Cline, Retired Vice President, Telephone Operations,
      Frontier Corporation *                            67            1997
Wm. Patrick Marchbanks,  President of Marchbanks Truck
      Service Inc. and Travel Plaza Network, Inc.       43            1997
* Member of the Audit Committee of the Board of Directors
      Mr. Saunders has been Chairman of the Board of Directors and Chief Executive Officer of the Company for more than five years.
      Mr. Holahan has been President and Chief Operating Officer of the Company for more than five years.
      Mr. Burslem has been the Vice President, Finance; Secretary; and Chief Financial Officer of the Company for more than five years. He has been Treasurer since March 1996.
      Mr. Gullace has been a member of the firm of Gullace & Weld, the Company's counsel, for more than five years.
      Mr. DeNight has acted as an independent business consultant, primarily in the transportation industry, for more than five years.
      Mr. Cline, a former Vice President of Telephone Operations, retired from Frontier Corporation in 1992.
      Mr. Marchbanks has been President of Marchbanks Truck Service, Inc., a truck stop doing business as Bear Mountain Travel Stop in Bakersfield, California, for more than five years. Since January 1995, Mr. Marchbanks has also been President of Travel Plaza Network, Inc. which publishes a recreational vehicle travel guide to America's finest travel plazas.

                             PRINCIPAL SHAREHOLDERS

Under the regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares.

The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of August 6, 1998 by (i) each person known by the Company to own, beneficially, more than 5% of its outstanding Common Stock, (ii) each director of the Company other than the directors named under (i) below, and
(iii) all officers and directors of the Company as a group:
                                 Number of Shares
      Name (1)                  Beneficially Owned              % of Class
(i)   E. Philip Saunders           1,844,275(2)                 28.22%
      John M. Holahan                580,032(3)                  8.87%
      Phoenix Associates II          520,352                     7.96%
(ii)  Wm. Patrick Marchbanks          30,117                    less than 1%
      John H. Cline                      686                    less than 1%
      William Burslem III                572(4)                 less than 1%
      William A. DeNight                 114                    less than 1%
(iii) All Officers and Directors as a group,
        including those named above
                                   2,455,796(2,3,4)             37.57%

(1) Unless otherwise noted, the shareholders referred to above have sole voting and investment power with respect to the Common Stock which they own.

(2) Does not include (a) 101,908 shares into which Convertible Debentures held by Mr. Saunders may be converted or (b) 1,145 shares available if Mr. Saunders exercises warrants that he holds.

(3) Does not include (a) options to purchase 493,992 shares, granted to Mr. Holahan under the Company's Incentive Stock Option Plans, discussed below or (b) 17,175 shares into which Convertible Debentures held by Mr. Holahan may be converted.

(4) Does not include options to purchase 56,682 shares, granted to Mr. Burslem under the Company's Incentive Stock Option Plans, discussed below.



                         CERTAIN BUSINESS RELATIONSHIPS

      In March 1984, the Company entered into a 20-year sublease with Maybrook Realty, Inc., a corporation owned by Mr. Saunders and another individual, for its Maybrook, New York travel plaza. The lease expires in March 2004 and provides for the Company to pay rent at the rate of $37,500 per month, plus all utilities, taxes, and other charges and expenses related to the property. The future minimum rental commitment for the non-cancelable lease amounts to $262,500 during the balance of fiscal 1998/99, $450,000 in fiscal 1999/00, $450,000 in fiscal 2000/01, and $1,312,500 for the remaining term of the lease. The Company has three five-year-renewal options at monthly rentals of $41,250 (during the first renewal term), $45,375 (during the second renewal term), and $49,912 (during the third renewal term). The Company also has an option to purchase the travel plaza for $3,500,000 at the end of the original term or any renewal term. On the basis of its experience with other truck stops, the Company believes that the terms of this lease are at least as favorable as terms that could have been obtained for a similar facility from a disinterested landlord in arms' length negotiations.
      On May 1, 1986, the Company purchased its Belmont, New York facility from a corporation owned by Mr. Saunders and another individual. The facility was purchased for $450,000 cash, with an additional agreement by the Company to pay $150,000 more out of future earnings of the facility. During the year ended April 30, 1998, the Company completed the payment of the additional price. On the basis of its experience with other truck stops, the Company believes the acquisition terms are at least as favorable as terms that could have been obtained for a similar facility from a disinterested seller in arms' length negotiations.
      The Company still purchases petroleum products from Griffith Oil Co., Inc. under the terms of the contract signed in January 1996. Mr. Saunders no longer has any interest in Griffith Oil Co., Inc.
      The Company retained Mr. Gullace's law firm as its general counsel in fiscal year 1997/98 and continues to retain them in 1998/99.

                        Board of Directors and Committees
      There were three meetings of the Board of Directors during the fiscal year ended April 30, 1998. All directors attended each meeting. John H. Cline was appointed to the Board of Directors at the October 1997 meeting. John F. Kendall resigned from the Board of Directors effective April 30, 1998. Each non-employee director is currently paid $1,000 plus his expenses for attendance at each Board and committee meeting. The Board has only one committee, the Audit Committee. Except as described below, all of the remaining functions of the Board are performed by the full Board. All Directors filed the necessary forms with the Securities and Exchange Commission on time.
      The functions of the Audit Committee are to review the Company's reports to the shareholders with management and the independent auditors to assure that appropriate disclosure is made; to recommend the firm of independent auditors for appointment to perform the annual audit; to review and approve the scope of the independent auditors' work; to review the effectiveness of the Company's internal controls; and related matters. The Committee met with the Company's chief financial officer two times and met with the Company's independent auditors once during the fiscal year ended April 30, 1998.




                             Executive Compensation
      The  following   table  sets  forth   information   concerning   the  cash
compensation paid or accrued by the Company for the Chief Executive Officer and each executive officer who received total compensation in excess of $100,000.






                           SUMMARY COMPENSATION TABLE

                              Annual Compensation
Name and                                                        Other Annual
Position                           Year  Salary ($)  Bonus($)  Compensation ($)
-------------------------------    ----    -------    -------    -------
E. Philip Saunders ............    1998       None     91,576    123,800
CEO (1) .......................    1997       None     79,830    123,800
                                   1996       None     79,641    123,800

John M. Holahan ...............    1998    200,000    229,348    None
President and COO .............    1997    200,000    167,528    None
                                   1996    194,029    166,534    None

William Burslem III ...........    1998    112,246     51,355    None
Vice President, CFO, ..........    1997    108,404     47,000    None
Secretary and Treasurer .......    1996    103,396     46,900    None

(1)    See Report of the Board of Directors on Executive Compensation

      During  the  year  ended  April  30,  1998,   the  Company   instituted  a
non-qualified deferred compensation plan that allows Mr. Holahan and Mr. Burslem, along with five other management personnel, to defer a portion of their compensation reported above. The plan also provides an employer match that complements the Company's 401(k) Plan. Amounts accrued for the Company's contributions for the deferred compensation plan at April 30, 1998 for executive officers were $7,558,.18 for Mr. Holahan and $668.25 for Mr. Burslem.
      There was no Long Term Compensation or Other Compensation of any kind paid or accrued. The Option/SAR Grants in the last fiscal year are detailed in the schedule below. There were no Aggregated Option/SAR Exercises in the last fiscal year. There were no Long-term Incentive Plans - Awards in the last fiscal year. The Company has no Pension Plan. There were no Ten-year Option/SAR Repricings in the last fiscal year. There were no other New Plan Benefits in the last fiscal Year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                            Potential Realizable
Individual Grants                                              Value at Assumed
                           % of Total                          Annual Rates of
                            Options/SARs                          Stock Price
       Options/SARs Granted to Employees  Exercise Expiration
Name     Granted       in Fiscal Year      Price     Date        5%        10%
-----    -------        -----------        -----   --------   --------  --------

E. Philip Saunders
            None          None             None     N/A         N/A        N/A
John M. Holahan
         108,000           56%            $2.55   06/26/07   $173,200   $438,900
John M. Holahan
          54,000*          45%            $3.35   10/28/07   $113,800   $288,300
William Burslem III
          16,200            8%            $2.55   06/26/07   $ 26,000   $ 65,800
William Burslem III
          10,800*           9%            $3.35   10/28/07   $ 22,800   $ 57,700
  Options granted and exercise price have been adjusted for 8% stock dividend issued April 10, 1998.
* Options vest at a rate of 25% a year beginning October 26, 1998.









             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND APRIL 30, 1998 OPTION/SAR VALUES
                                                                    Value of
                                                  Num             Unexercised
                                                 Unexercised      In-the-Money
                  Shares Acquired   Value     Options/SARs        Options/SARs
Name                on Exercise   Realized  at April 30, 1998  at April 30, 1998
----------------   -------------  --------  -----------------  -----------------
E. Philip Saunders     None          N/A           None                N/A
John M. Holahan        None          N/A         493,992            $600,474
William Burslem II    16,430      $43,650         56,682            $77,053
  Options granted and exercise price have been adjusted for 8% stock dividend issued April 10, 1998.



                              Performance Chart (1)
      The following chart compares the five-year cumulative total returns of Travel Ports of America, Inc. (2) to the CRSP Index for NASDAQ Stock Market (US Companies) and the CRSP Index for NASDAQ Trucking & Transportation Stocks. Travel Ports of America, Inc. does not have a peer group that publishes information that could be used for a comparison. The NASDAQ Trucking & Transportation Stock was used for our peer comparison.

   The Chart inserted in the Proxy Statement at this point reflects a graph comparing Travel Ports of America, Inc. to the NASDAQ Stock Market (US Companies) and NASDAQ Trucking & Transportation Stocks.

(1)Pursuant to Proxy Rules, this section of the Proxy Statement in not deemed filed with the SEC and is not incorporated by reference to the Company's Report on Form 10-K.
(2)Assumes the value of the investment in the Company's common stock and each index was $100.00 on April 30, 1993 and that any dividends were reinvested.

          Report  of the Board of  Directors  on  Executive  Compensation
      There is no Compensation Committee as the total Board acts on matters of compensation. The Board reviews annually the compensation of the Officers. This review takes into account the performance of the Company over the past year and three year periods and a projection for future performance over the next three years.
      The CEO, Mr. Saunders, does not receive a salary from the Company. His compensation is based upon a consulting agreement. This agreement provides a monthly payment of $10,316.67 and a bonus based upon the earnings of the Company. The bonus section of the agreement provides for an incentive of six percent (6%) of the pretax profits of the Company (not including this management incentive) on the first one (1) million dollars of such pretax profit and one percent (1%) of such profit over one (1) million dollars. The agreement provides for Mr. Saunders to perform services from time to time (approximately 50 hours per month) as assigned to him by the Company or the Board of Directors. Such services may include discussing and assisting in planning the overall operation and direction of the Company's business and generally to assist the Company at its request, to maintain and expand the Company's business, and to give general business advice concerning the Company's business. The agreement has a term of one year and is extended on a year-to-year basis unless terminated by either party. The agreement can be terminated at any time by either party with ninety
(90) days written notice.
      The following are members of the Board: E. Philip Saunders, John M. Holahan, William Burslem III, Dante Gullace, William A. DeNight, John H. Cline and Wm. Patrick Marchbanks.

                          Incentive Stock Option Plans
      On July 7, 1986, the Company adopted the Incentive Stock Option Plan (the "ISO Plan") applicable to officers and key employees of the Company. The ISO Plan authorizes the issuance of options to purchase an aggregate of 180,000 shares of the Company's Common Stock. Options granted pursuant to the ISO Plan are intended to constitute incentive stock options under the Internal Revenue code of 1954, as amended. Under the ISO Plan, options may be granted at not less than 100% (110% in the case of 10% shareholders) of the fair market value of the Company's Common Stock on the date of grant, and the value of the options exercised by any one employee may not exceed $100,000 per year, plus certain carryovers from prior years. Options may not be granted more than ten years from the ISO Plan date. Options granted under the ISO Plan must be exercised, if at all, within ten years from the date of grant. The Shares of Common Stock acquired through exercise of an option may not be sold for at least two years from the date of the grant of the option, or one year after the transfer of the shares to the optionee, which ever is later. Further, the optionee may not transfer any option except by will or by the laws of descent and distribution. Options granted under the ISO Plan must be exercised, if at all, within three months after termination of employment for any reason other than death or disability and within one year after termination of employment due to death or disability. The Board of Directors of the Company has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option.
      As of August 6, 1998, options are outstanding as follows: Mr. Burslem -- 16,526 shares; all executive officers as a group - 16,526 shares; and all other employees as a group -- 98,238. During the fiscal year ended April 30, 1998, no options were granted, 39,245 options were exercised and 2,000 options were terminated. This Plan terminated on July 7, 1996. Options can be exercised or terminated under this Plan but no further options can be granted. Additional shares amounting to 8,592 were added to outstanding options as a result of the 8% stock dividend distributed on April 10, 1998.
      On October 29, 1991, the Company adopted the 1991 Incentive Stock Option Plan (the "1991 ISO Plan") applicable to officers and key employees of the Company. The 1991 ISO Plan authorizes the issuance of options to purchase an aggregate of 100,000 shares of the Company's Common Stock. Options granted pursuant to the 1991 ISO Plan are intended to constitute incentive stock options under the Internal Revenue code of 1986, as amended. Under the 1991 ISO Plan, options may be granted at not less than 100% (110% in the case of 10% shareholders) of the fair market value of the Company's Common Stock on the date of grant, and the value of the options exercised by any one employee may not exceed $100,000 per year, plus certain carryovers from prior years. Options may not be granted more than ten years from the 1991 ISO Plan date. Options granted under the 1991 ISO Plan must be exercised, if at all, within ten years from the date of grant. The Shares of Common Stock acquired through exercise of an option may not be sold for at least two years from the date of the grant of the option, or one year after the transfer of the shares to the optionee, which ever is later. Further, the optionee may not transfer any option except by will or by the laws of descent and distribution. Options granted under the 1991 ISO Plan must be exercised, if at all, within three months after termination of employment for any reason other than death or disability and within one year after termination of employment due to death or disability. The Board of Directors of the Company has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option.
      As of August 6, 1998, options are outstanding as follows: Mr. Burslem - 1,147 shares; all executive officers as a group - 1,147; and all other employees as a group - 38,921. During the fiscal year ended April 30, 1998, no options were granted, 22,260 options were exercised and no options were terminated. Additional shares amounting to 2,968 were added to outstanding options as a result of the 8% stock dividend distributed on April 28, 1998.
      On October 26, 1993, the Company adopted the 1993 Incentive Stock Option Plan (the "1993 ISO Plan") applicable to officers and key employees of the Company. The 1993 ISO Plan authorizes the issuance of options to purchase an aggregate of 200,000 shares of the Company's Common Stock. Options granted pursuant to the 1993 ISO Plan are intended to constitute incentive stock options under the Internal Revenue code of 1986, as amended. Under the 1993 ISO Plan, options may be granted at not less than 100% (110% in the case of 10% shareholders) of the fair market value of the Company's Common Stock on the date of grant, and the value of the options exercised by any one employee may not exceed $100,000 per year, plus certain carryovers from prior years. Options may not be granted more than ten years from the 1993 ISO Plan date. Options granted under the 1993 ISO Plan must be exercised, if at all, within ten years from the date of grant. The Shares of Common Stock acquired through exercise of an option may not be sold for at least two years from the date of the grant of the option, or one year after the transfer of the shares to the optionee, which ever is later. Further, the optionee may not transfer any option except by will or by the laws of descent and distribution. Options granted under the 1993 ISO Plan must be exercised, if at all, within three months after termination of employment for any reason other than death or disability and within one year after termination of employment due to death or disability. The Board of Directors of the Company has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option.
      As of August 6, 1998, options are outstanding as follows: Mr. Burslem -- 6,285 shares, Mr. Holahan -- 114,480 shares; all executive officers as a group -- 120,765; and all other employees as a group - 86,039. During the fiscal year ended April 30, 1998, no options were granted, 17,762 options were exercised and no options were terminated. Additional shares amounting to 15,287 were added to outstanding options as a result of the 8% stock dividend distributed on April 10, 1998.
      On October 24, 1995, the Company adopted the 1995 Incentive Stock Option Plan (the "1995 ISO Plan") applicable to officers and key employees of the Company. The 1995 ISO Plan authorizes the issuance of options to purchase an aggregate of 200,000 shares of the Company's Common Stock. Options granted pursuant to the 1995 ISO Plan are intended to constitute incentive stock options under the Internal Revenue code of 1986, as amended. Under the 1995 ISO Plan, options may be granted at not less than 100% (110% in the case of 10% shareholders) of the fair market value of the Company's Common Stock on the date of grant, and the value of the options exercised by any one employee may not exceed $100,000 per year, plus certain carryovers from prior years. Options may not be granted more than ten years from the 1995 ISO Plan date. Options granted under the 1995 ISO Plan must be exercised, if at all, within ten years from the date of grant. The Shares of Common Stock acquired through exercise of an option may not be sold for at least two years from the date of the grant of the option, or one year after the transfer of the shares to the optionee, which ever is later. Further, the optionee may not transfer any option except by will or by the laws of descent and distribution. Options granted under the 1995 ISO Plan must be exercised, if at all, within three months after termination of employment for any reason other than death or disability and within one year after termination of employment due to death or disability. The Board of Directors of the Company has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option.
      As of August 6, 1998, options are outstanding as follows: Mr. Holahan -- 217,512 shares; all executive officers as a group -- 217,512; and all other employees as a group -- 11,448. During the fiscal year ended April 30, 1998, no options were granted, no options were exercised and no options were terminated. Additional shares amounting to 16,960 were added to outstanding options as a result of the 8% stock dividend distributed on April 10, 1998.
      On October 22, 1996, the Company adopted the 1996 Incentive Stock Option Plan (the "1996 ISO Plan") applicable to officers and key employees of the Company. The 1996 ISO Plan authorizes the issuance of options to purchase an aggregate of 500,000 shares of the Company's Common Stock. Options granted pursuant to the 1996 ISO Plan are intended to constitute incentive stock options under the Internal Revenue code of 1986, as amended. Under the 1996 ISO Plan, options may be granted at not less than 100% (110% in the case of 10% shareholders) of the fair market value of the Company's Common Stock on the date of grant, and the value of the options exercised by any one employee may not exceed $100,000 per year, plus certain carryovers from prior years. Options may not be granted more than ten years from the 1996 ISO Plan date. Options granted under the 1996 ISO Plan must be exercised, if at all, within ten years from the date of grant. The Shares of Common Stock acquired through exercise of an option may not be sold for at least two years from the date of the grant of the option, or one year after the transfer of the shares to the optionee, which ever is later. Further, the optionee may not transfer any option except by will or by the laws of descent and distribution. Options granted under the 1996 ISO Plan must be exercised, if at all, within three months after termination of employment for any reason other than death or disability and within one year after termination of employment due to death or disability. The Board of Directors of the Company has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option.
      As of August 6, 1998, options are outstanding as follows: Mr. Burslem - 32,724, Mr. Holahan -- 162,000 shares; all executive officers as a group -- 194,724; and all other employees as a group - 156,222. During the fiscal year ended April 30, 1998, 313,740 options were granted, no options were exercised and no options were terminated. Additional shares amounting to 25,996 were added to outstanding options as a result of the 8% stock dividend distributed on April 10, 1998.

                                   401(k) Plan
      The Company maintains a tax-qualified, defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (The "401(k) Plan"). All employees with one (1) year or more of service may elect to have a portion of their salaries contributed on their behalf to the 401(k) Plan. Although any amounts contributed to the 401(k) Plan for the benefits of the participants are immediately and unconditionally vested, such contributions are not currently taxable income to the participants and are generally not available to them until termination of employment. The amount ultimately received by a participant or by a participant's beneficiary may be more or less than the amount contributed by the participant to the 401(k) Plan, depending upon the investment experience of the fund chosen by the participant, and the amount of any Company contributions made on behalf of the participant. Amounts accrued for the Company's contributions for the 401(k) Plan at April 30, 1998 for executive officers were $3,467.66 for Mr. Holahan and $3,467.66 for Mr. Burslem.

                             INDEPENDENT ACCOUNTANTS
      The   Board  of   Directors   has   selected   the   accounting   firm  of
PricewaterhouseCoopers LLP to serve as independent accountants for the Company for the fiscal year ending April 30, 1999. The firm has served as independent accountants for the Company since 1986.
      A representative of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement, and will also be available to respond to appropriate questions from shareholders.

                                  OTHER MATTERS
      The Board of Directors is not aware of any other matters that may properly be presented for action at the meeting. If any other matters should come before the meeting requiring the vote of shareholders, the person named in the enclosed proxy will have discretionary authority to vote proxies in accordance with their judgment.

                             ADDITIONAL INFORMATION
      A copy of the Annual Report, Form 10-K, filed with the Securities and Exchange Commission, may be obtained by writing the Company at its executive offices, 3495 Winton Place, Building C, Rochester, New York 14623, Attention:
Secretary.



           SHAREHOLDER   PROPOSALS  FOR  NEXT  YEAR'S  ANNUAL   MEETING
      Shareholder proposals intended to be presented at the 1999 Annual Meeting must be submitted in writing to the Corporate Secretary of the Company at its principal executive offices located at 3495 Winton Place, Building C, Rochester, New York 14623 by May 18, 1999.

      SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                                             By order of the Board of Directors


                                                            William Burslem III
                                                                      Secretary
Rochester, New York
September 30, 1998